Exhibit 4.32

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of November 13, 2023, by and among CHS/Community Health Systems, Inc., a Delaware corporation (“Issuer”), the parties that are signatories hereto as Guarantors (each a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), Credit Suisse AG, as Collateral Agent, and Regions Bank, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an indenture dated as of February 9, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance on such date of an aggregate principal amount of $1,095,000,000 of 4.750% Senior Secured Notes due 2031 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor, the Collateral Agent and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiaries, the Collateral Agent and the Trustee mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS
SECTION 1.1.
Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE
SECTION 2.1.
Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a “Guarantor” and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture.
SECTION 2.2.
Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably

Guarantee to each Holder of the Notes, the Trustee and the Collateral Agent the Guaranteed Obligations pursuant to Article X of the Indenture as and to the extent provided for therein.
ARTICLE III

MISCELLANEOUS
SECTION 3.1.
Notices. All notices and other communications to the Guarantors shall be given as provided in the Indenture.
SECTION 3.2.
Merger and Consolidation. Each of the Guaranteeing Subsidiaries shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(e) of the Indenture.
SECTION 3.3.
Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.
SECTION 3.4.
Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.5.
Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.6.
Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.7.
Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
SECTION 3.8.
Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
SECTION 3.9.
The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10.
Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Record Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law; provided that notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. For the avoidance of doubt, the foregoing also applies to any amendment hereto. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
SECTION 3.11.
Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any absence on each Note of a notation of any such Note Guarantee.
SECTION 3.12.
Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CRESTVIEW HOSPITAL COMPANY, LLC

NORTH OKALOOSA MEDICAL COMPANY, LLC,

as Guarantors

By: /s/ R. Gabriel Ottinger

R. Gabriel Ottinger

Senior Vice President and Treasurer

Acting on behalf of each of the Guarantors set forth above.

Acknowledged by:

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By: /s/ R. Gabriel Ottinger

R. Gabriel Ottinger

Senior Vice President and Treasurer

[Signature Page to 1st Supplemental Indenture (2031 Notes)]

REGIONS BANK,
as Trustee

By: /s/ Kristine Prall

Name: Kristine Prall

Title: Vice President

[Signature Page to 1st Supplemental Indenture (2031 Notes)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By: /s/ Vipul Dhadda

Name: Vipul Dhadda

Title: Authorized Signatory

By: /s/ Andrew Senicki

Name: Andrew Senicki

Title: Authorized Signatory

[Signature Page to 1st Supplemental Indenture (2031 Notes)]